UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2007

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue

Suite 260

White Plains, New York 10605

(Address of principal executive offices) (Zip Code)

(914) 288-8100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 2, 2007, Acadia Realty Trust (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement dated April 2, 2007 (the “Prospectus Supplement”) to its prospectus dated January 12, 2007, which was included in its automatic shelf registration statement on Form S-3 (No. 333-139950) (the “Registration Statement”). The Prospectus Supplement relates to the resale by selling security holders of $115.0 million aggregate principal amount of the Company’s 3.75% Convertible Notes due 2026 (the “notes”) and the common shares issuable upon conversion of the notes. The Company will not receive any of the proceeds from the sale of the securities sold pursuant to the Prospectus Supplement. The Prospectus Supplement satisfies the Company’s obligation under the Registration Rights Agreement dated December 11, 2006 with the initial purchasers of the notes to file a registration statement to register the resale of the notes and the common shares that may be issuable upon conversion of the notes. For additional information regarding the notes, see the Current Reports on Form 8-K previously filed by the Company on December 11, 2006 and January 18, 2007.

The Company is filing the opinion of its Maryland counsel, Berliner, Corcoran & Rowe, LLP, as Exhibit 5.1 hereto, regarding the legality of the notes and the common shares covered by the Prospectus Supplement. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement and Prospectus Supplement.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Berliner, Corcoran & Rowe, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant)
Date: April 2, 2007	By: /s/ Michael Nelsen Name: Michael Nelsen Title: Sr. Vice President and Chief Financial Officer